UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 16, 2008

 Phoenix Energy Resource Corporation
 (Exact Name of Registrant as Specified in Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

333-137293
(Commission File Number)

20-5408832
(I.R.S. Employer Identification No.)

1001 Bayhill Drive
2nd Floor – Suite 200
San Bruno, CA 94066
(Address of Principal Executive Offices) (Zip Code)

(650) 616-4123
(Registrant's Telephone Number, Including Area Code)

 Copies to:
JPF Securities Law, LLC
17111 Kenton Drive
Suite 100B
Cornelius, NC 28031
(704) 897-8334 Tel
(888) 608-5705 Fax

This Current Report on Form 8-K is filed by Phoenix Energy Resource Corporation, a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 16, 2008, Registrant’s Board of Directors made the decision to change its auditor.  Instead of Lawrence Scharfman & Co., CPA P.C., the Board of Directors decided to retain Mantyla McReynolds, LLC as its independent auditor to review Registrant’s quarterly reports for the quarter ending March 31, 2008 and to audit Registrant’s financial statements for the year ended June 30, 2008. The former auditor, Lawrence Scharfman & Co., CPA P.C., will be dismissed effective on May 14, 2008upon a change in the Registrant’s management. Registrant does not have an audit committee.

In the audit report on the financial statements for the year ended June 30, 2007, Lawrence Scharfman & Co., CPA P.C. disclosed an uncertainty of the Registrant to continue as a going concern. During the two most recent fiscal years and any subsequent interim period through the date of dismissal, there were no disagreements with the former auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former auditor, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The engagement date for the new auditor, Mantyla McReynolds, LLC, is May 16, 2008. Neither the Registrant (or anyone on its behalf) consulted the new auditor regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer’s financial statements. Neither written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

Prior to making the decision to retain Mantyla McReynolds, LLC, Registrant had no prior relationship with Mantyla McReynolds, LLC or any of its members.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	Exhibit 10.1	Letter from our former auditor, Lawrence Scharfman & Co., CPA P.C., indicating agreement with our disclosures in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX ENERGY RESOURCE CORPORATION

Date: August 12, 2008	By:	/s/ Rene Ronald Soullier
Rene Ronald Soullier President